Securities Purchase Agreement

Among

The Sellers Listed on Annex A

And

Hirsch Capital Corp., as Buyer

Relating to

278,231 shares of Common Stock

And

30,000 shares of Series A Preferred Stock

Of

Uromed Corporation

December 20, 2007

Securities Purchase Agreement

This Securities Purchase Agreement (this "Agreement") is dated as of December 20, 2007, by and among: (i) the entities and individuals listed on Annex A hereto (collectively, "Seller"); and (ii) Hirsch Capital Corp., a California corporation ("Buyer"). Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").   As used in this Agreement, the term "Parties" means Seller and Buyer.

 WHEREAS, Seller owns of record and beneficially an aggregate of 278,231 shares (the "Common Shares") of Common Stock, par value $0.0001 per share ("Common Stock")and 30,000 shares (the "Preferred A Shares") of Series A Preferred Stock, par value $0.0001 per share ("Preferred A Stock"), of Uromed Corporation, a Delaware corporation (the "Company"), and wishes to sell and transfer to Buyer all of the Common Shares and all of the Preferred A Shares (collectively, the "Shares") for the sum of Eight Hundred Thousand Dollars ($800,000) (the "Purchase Price") upon the terms and subject to the conditions set forth in this Agreement; and

 WHEREAS, Buyer wishes to purchase from Seller the Shares for the Purchase Price upon the terms and subject to the conditions set forth in this Agreement; and

 WHEREAS, the purchase and sale of the Shares is to take place at a closing (the "Closing") to be held at the offices of Hirshfield Law, 1035 Park Avenue, Suite 7B, New York NY 10028-0912 pursuant to Article 2 of this Agreement.

 WHEREAS, as a condition to the Closing, Seller has agreed to discharge or cause to be discharged all liabilities of the Company and to indemnify and hold the Company and Buyer harmless from and against all outstanding liabilities existing or based upon matters arising after the Company emerged from bankruptcy on January 19, 2005 and on or prior to the date of the Closing.

 WHEREAS, in order to facilitate the implementation of this Agreement, Seller has agreed to deliver at closing: (i) certificates registered in the name of Seller and evidencing the Shares accompanied by Medallion Signature Guaranteed Stock Powers (the "Stock Powers") and a proxy signed by Seller authorizing Buyer to vote the Shares and to sign written consents of stockholders (the "Proxy"); (ii) a list of the stockholders of record of the Company as of the most recent date in the possession of the Company or Seller; (iii) a written consent of the Board of Directors of the Company approving the filing of an amendment to the certificate of incorporation of the Company in the form of Annex B hereto (the "Amendment"); and (iv) copies of each agreement and document, if any, to which Seller is a party duly executed by Seller that are required to be delivered at the Closing (collectively, "Seller's Documents").

 WHEREAS, in order to facilitate the implementation of this Agreement, Buyer has agreed to deliver at closing: (i) a sum equal to the Purchase Price for the Shares by wire transfer of immediately available funds; and (ii) copies of each agreement and document, if any, to which Buyer is a party duly executed by Buyer that are required to be delivered at the Closing (collectively, "Buyer's Documents").

 WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the purchase and sale of the Purchased Securities (the "Transaction").

 NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

PRE CLOSING DELIVERIES

 1.1  Deliveries by Buyer.  (a) On the Closing Date (as such term is hereinafter defined), Buyer will wire transfer immediately available funds to Seller in an amount equal to the Purchase Price as set forth in Annex 2.1(c).

 (b) On the Closing Date, Buyer will deliver the Buyer's Documents.

 1.2  Deliveries by Seller.  On the Closing Date Seller will deliver to Buyer's counsel: (i) certificates registered in the name of Seller and evidencing the Shares; (ii) the Stock Powers; (iii) the Proxy; (iv) a list of the stockholders of record of the Company as of the most date in the possession of the Company or Seller; and (v) the other Seller's Documents.  The Shares to be delivered to Escrow Agent by Seller shall be as set forth on Annex 1.2

ARTICLE 2

THE CLOSING

 2.1  The Closing; Payment of the Purchase Price. (a) Unless this Agreement has been terminated and the Transaction has been abandoned pursuant to Article 7 hereof, the Closing will take place at a time and on a date (the "Closing Date") to be specified by the Parties, which will be no later than December 20, 2007 (the "Termination Date"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date.  The Closing will be held at the offices of Hirshfield Law, 1035 Park Avenue, Suite 7B, New York NY 10028-0912, at which time the documents and instruments necessary or appropriate to effect the transactions contemplated herein to occur at the Closing will be exchanged, with original counterparts to follow by next business day courier delivery.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

 (b) At the Closing, Seller shall deliver or cause to be delivered to Buyer stock certificates registered in the name of Seller and evidencing the Shares accompanied by the Stock Powers and the Proxy.  Each Shares certificate may bear a legend (the "Legend") that the Shares evidenced thereby have not been registered under the Securities Act.

 (c) At the Closing, Buyer shall pay the Purchase Price by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Annex 2.1(c).

 (d) At the Closing, Seller shall (i) acknowledge that neither the Company nor any subsidiary of the Company shall have any liability to them after the Closing, other than as granted pursuant to Buyer's Documents or Seller's Documents (collectively, the "Transaction Documents"); (ii) agree to remain a director and officer of the Company until ten (10) days after the Company files with the Commission and mails to its stockholders a Schedule 14F-1 (the "Schedule 14F-1") pursuant to Rule 14f-1 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to resign as a director and officer of the Company and each of the Company's subsidiaries at the end of such ten (10) day period if Buyer so requests; (iii) before resigning as a director and officer of the Company and each of the Company's Subsidiaries after the ten (10) day period referred to in clause (ii) above, appoint the individuals listed in Annex 2.1(e) to the Board of Directors and to the executive officer positions so listed.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

 Seller hereby represents and Warrants to Buyer as follows:

 3.1 Disclosure Schedule. The disclosure schedule attached hereto as Annex 3.1 (the "Disclosure Schedule") is divided into sections that correspond to the sections of this Article 3.  The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

 3.2 Corporate Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in New York and every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing. The Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of the Company's certificate of incorporation and by-laws. Except as set forth on the Disclosure Schedule, the Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

 3.3  Capitalization.  The authorized capital securities of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock"), of which 1,000,000 shares of Preferred Stock are designated as Preferred A Stock`.  The shares of Common Stock and Preferred Stock outstanding as of the date of this Agreement are as follows: 531,766 shares of Common Stock and 30,000 shares of Preferred A Stock.  Such outstanding shares of Common Stock and Preferred Stock represent all of the issued and outstanding capital securities of Company. All issued and outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of preemptive rights.  There are no other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  There is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument.  The Disclosure Statement sets forth a complete list of all subsidiaries of the Company and the articles of incorporation and by-laws of each such subsidiary of the Company ("Subsidiary"). On and as of the Closing Date, the Shares being sold to Buyer for the Purchase Price will represent not less than seventy percent (70%) of the votes entitled to be cast on each matter that could be submitted to the stockholders of the Company on the Closing Date.

 3.4  Authorization. Seller has all requisite power and authority to enter into, execute, deliver, and perform its obligations and to cause the Company to perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Seller and is the valid and binding legal obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

 3.5  Non-Contravention.  Neither the execution, delivery and performance of this Agreement and each other Transaction Document nor the consummation of the transactions contemplated hereby or thereby will:

 (a) violate, contravene or be in conflict with any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary;

 (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is or may be bound;

 (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances") upon any property or assets of the Company or any Subsidiary under any debt, obligation, contract, agreement or commitment to which the Company or any Subsidiary is a party or by which Company or any Subsidiary of any of their respective assets or properties are bound; or

 (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau,      instrumentality or other authority (referred to herein individually as an "Authority" and collectively as "Authorities").

 3.6 Consents and Approvals. Except for the filing with the Commission and the mailing to the stockholders of the Company of the Schedule 14F-1, with respect to Seller and the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller and the Company of the transactions contemplated herein.  Neither the United States Bankruptcy Court for the District of Massachusetts, Easter Division (the "Bankruptcy Court"), nor any other Court has any pending jurisdiction over the Company or its capitalization or stockholders.

 3.7 Commission Filings; Financial Statements.   (a)  Seller has delivered or made available to the Buyer accurate and complete copies (including copies of exhibits) of each report, registration statement and information statements filed by the Company with the Commission (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, "Company Commission Documents").  All statements, reports, schedules, forms and other documents required to have been filed by the Company with the Commission have been so filed on a timely basis.  As of the time it was filed with the Commission (or, if amended or  superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company Commission Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act; and (ii) none of the Company Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

 (b) The financial statements contained in Company Commission Documents: (i) complied as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission); and (iii) fairly present, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the financial statements have been included.

 3.8 Absence of Undisclosed Liabilities.  The Company does not have any liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than: (a) Liabilities that are fully reflected or reserved for in the consolidated balance sheet as at September 30, 2007 (the "Balance Sheet") included in the Company's Form 10-QSB filed with the Commission; or (b) Liabilities that are set forth on the Disclosure Schedule.

 3.9 Absence of Certain Changes. Except as set forth in the Company Commission Documents, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions, the Company has not experienced any change that has had or could reasonably be expected to have a material adverse effect on the Company.

 3.10 No Liabilities.  The Company does not have any Liabilities, except for those which will be paid and discharged at the Closing by Seller.

 3.11 No Assets.  As of the Closing, the Company will not have any assets ("Assets") or operations of any kind, except as identified in the Disclosure Schedule.

 3.12 Litigation.  There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Seller, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

 3.13 Contracts and Commitments; No Default.  The Company is not a party to, nor are any of its Assets bound by, any contract (a "Company Contract") that is not disclosed in the Disclosure Schedule.  Except as disclosed in Disclosure Schedule, none of Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement.  The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any Company Contract, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Seller, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

 3.14 No Broker or Finder.  Except as set forth in the Disclosure, neither the Company nor, to the knowledge of Seller, any of its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Transaction.

 3.15 Intercompany And Affiliate Transactions; Insider Interests.  Except as expressly identified in the Disclosure Schedule, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Company, on the one hand, and any director, officer, employee, stockholder, or affiliate of the Company, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Company or from, to, by or for any of such persons, that are effected without all corporate consents and approvals necessary under controlling law, and currently in effect.

 3.16 Compliance with Law; Permits and Other Operating Rights.  Except as set forth in the Disclosure Schedule, the properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a material adverse effect. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights.  The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

 3.17 Books and Records.  The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.  The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of Company.  At the Closing, all of those books and records will be in the possession of Company and delivered to or upon the direction of Buyer.

 3.18 Business Generally; Accuracy of Information.  No representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Buyer at the Closing by or on behalf of Seller in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

 Buyer represents and warrants to Seller as follows:

 4.1 Authorization and Power. Buyer has all power and authority to enter into this Agreement and to carry out the transactions contemplated herein. Buyer has taken all action required by law or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

 4.2 Non-Contravention. Neither the execution, delivery and performance of this Agreement and each other Transaction Document nor the consummation of the transactions contemplated hereby or thereby will

 (a)  be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under any agreement to which Buyer is a party; or

 (b) violate any Law of any Authority.

 4.3 Consents and Approvals. Except for the filing with the Commission and the mailing to the shareholders of the Company of the Schedule 14F-1, no Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Buyer, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Company.

 4.4 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Buyer, threatened or contemplated by or against or involving Buyer, its assets, properties or business, whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

 4.5  No Broker or Finder.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

 4.6 Accredited Investor Status.  Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act.

 4.7 Access to Company Information. Buyer has had the opportunity to examine the Company Commission Documents and the Disclosure Schedule and to obtain additional information concerning the Company from Seller.

 3.8 Restricted Securities.  Buyer understands that the certificates representing the Purchased Securities will bear the Legends.

 4.9 "Bad Boy" Denial.  Buyer is not a "bad boy" within the meaning of Rule 262 promulgated by the Commission under the Securities Act.

 4.10 Buyer's Registration Rights. Buyer does not have any agreement, written or oral, with the Company with respect to the registration under the Securities Act of the Purchased Securities or any portion thereof.

ARTICLE 5

COVENANTS OF THE PARTIES

 5.1 Conduct of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will cause the Company to conduct its business and operations according to its ordinary and usual course of business consistent with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Disclosure Schedule, prior to the Closing Date, without the prior written consent of Buyer, not to be unreasonably delayed, Seller will cause the Company not to:

 (a) amend its certificate of incorporation or bylaws;

 (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of directors' qualifying shares, if required, to the three directors taking office on the Closing Date;

 (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

 (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

 (e) hire any additional personnel;

 (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities, except for services or costs required to complete the Transaction Documents and all of which Liabilities shall be paid by Seller;

 (h) make or enter into any commitment for capital expenditures;

 (i) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of      its officers or directors or any affiliate or associate of any of its officers or directors;

 (j) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default     (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

 (k) acquire any of the business or assets of any other person or entity;

 (l) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or      lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

 (m)  enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

 (n) settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

 (o) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

 5.2 Full Access. Throughout the period prior to Closing, Seller will afford to Buyer and its counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Buyer may have full opportunity to make such investigations as it will desire to make of the affairs of the Company.  Seller will furnish such additional financial and operating data and other information as Buyer will, from time to time, reasonably request, including without limitation access to the working papers of the Company's independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Seller.

 5.3 Confidentiality.  Each of the Parties hereto agrees that he will not use, or permit the use of, any of the information relating to any other party hereto furnished to him in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the Transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except: (i) that the Company may file a Current Report on Form 8-K and the Schedule 14F-1 with the Commission; (ii) the Buyer may file a Form 3 and a Schedule 13D with the Commission; and (iii) as may be required by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information.  The term "Information" as used herein will not include any information relating to a Party that the Party receiving such information can show: (i) to have been in its possession prior to its receipt from the disclosing Party; (ii) to be now or to later become generally available to the public through no fault of the receiving Party; (iii) to have been available to the public at the time of its receipt by the receiving Party; (iv) to have been received separately by the receiving Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the receiving Party without regard to any information received in connection with the Transaction.  Each of the Parties hereto also agrees to promptly return to the Party from whom he originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur.  All Parties hereto will be deemed to have satisfied their obligations to hold the Information confidential if each exercises the same care as each takes with respect to his own similar information.

 5.4 Filings; Consents; Removal of Objections.  Subject to the terms of this Agreement each of the Parties shall take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein.  In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the Transaction at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

  5.5 Further Assurances; Cooperation; Notification.  (a) Each of the Parties will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.   Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Buyer and without further consideration, Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

 (b)  At all times from the date hereof until the Closing, each of the Parties will promptly notify the other in writing of the occurrence of any event which he reasonably believes will or may result in a     failure by such Party to satisfy the conditions specified in this Article 5.

 5.6 Supplements to the Disclosure Schedule.  Prior to the Closing, Seller will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller which has been rendered inaccurate by reason of such event or development.  For purposes of determining the accuracy as of the date hereof of the representations and warranties of Seller contained in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

 5.7 Public Announcements.  None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that either of the Parties hereto may at any time make any announcements that are required by applicable Law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

 5.8 Satisfaction of Conditions Precedent.  Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on his part in order to effect the transactions contemplated hereby.

 5.9 Resignation of Officers.  At the Closing, the pre-Closing officers of the Company and the Subsidiaries shall submit their written resignations from such offices effective as of the Closing.

 5.10 Delivery of Stockholder List.  Seller will deliver to Buyer a list of the stockholders of record of the Company as of the most recent date that is in the Company's possession.

 5.11 Filing of the Amendment.  At the Closing, Buyer shall be authorized to sign: (i) a written consent of stockholders authorizing the Amendment to be filed with the Secretary of State of the State of Delaware; and (ii) the Amendment.

 ARTICLE 6

CONDITIONS TO THE OBLIGATIONS OF BUYER

 Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Buyer, of each of the following conditions:

 6.1 Representations and Warranties True.  The representations and warranties of Seller contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Company as Annex 3.1 (and not including any changes or additions delivered to Buyer pursuant Section 5.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

 6.2 Performance. Seller will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing, including the obligations of the pre-Closing officers and directors of Company set forth in Section 2(e) hereof.

 6.3 Required Approvals and Consents. (a) All action required by Law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

 (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Buyer will have received copies     thereof.

 6.4 Agreements and Documents. Buyer will have received the following agreements and documents, each of which will be in full force and effect:

 (a)  a certificate executed by Seller confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7 and 6.8 have been duly satisfied.

 (b) the duly executed and delivered the Seller Indemnity Agreement that is attached hereto as Annex 6.4(b) and incorporated herein by reference.

 (c) the duly executed opinion of Seller's counsel in form and substance reasonably acceptable to Buyer.

 6.5 Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since September 30, 2007, except as set forth on Annex 6.5 attached hereto.

 6.6 No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Buyer, individually or in the aggregate, otherwise have a material adverse effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

 6.7 Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

 6.8 Appropriate Documentation. Buyer will have received, in a form and substance reasonably satisfactory to Buyer, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Buyer may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF SELLER

 Notwithstanding anything in this Agreement to the contrary, the obligation of Seller to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

 7.1 Representations and Warranties True.  The representations and warranties of Buyer contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

 7.2 Performance. Buyer will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

 7.3 Required Approvals and Consents.  (a)  All action required by Law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

 (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Seller will have received copies thereof.

 7.4 Agreements, Documents and Payments. Buyer will have received the following agreements, documents and, each of which will be in full force and effect:

 (a)  a certificate executed by Buyer in full force and effect confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 have been duly satisfied.

 (b) the duly executed and delivered Indemnity Agreement of Buyer that is attached hereto as Annex 7.4(b) and incorporated herein by reference.

 (c)  a wire transfer in the amount of the Purchase Price.

 7.5 Adverse Changes.  No material adverse change will have occurred in the ability of Buyer to perform its obligations under this Agreement.

 7.6 No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Seller, individually or in the aggregate, otherwise have a material adverse effect on Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

 7.7 Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

 7.8 Appropriate Documentation. Seller will have received, in a form and substance reasonably satisfactory to Seller, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Seller may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 8

TERMINATION AND ABANDONMENT

 8.1 Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the unanimous written consent of the Parties.

 8.2 Termination by Either Seller or Buyer.  This Agreement may be terminated by either Seller or Buyer if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 8.2 will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

 8.3 Termination by Buyer.  This Agreement may be terminated at any time prior to the Closing by Buyer if any of the conditions provided for in Article 6 have not been met or waived by Company in writing prior to the Closing.

 8.4 Termination by Seller.  This Agreement may be terminated prior to the Closing by Seller if any of the conditions provided for in Article 7 have not been met or waived by Seller in writing prior to the Closing.

 8.5 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Buyer or Seller pursuant to this Article 8, written notice thereof will be given to the other Party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by the Parties hereto.  If this Agreement is terminated as provided herein:

 (a) Each Party will, upon request, redeliver all documents, work papers and other material of the other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same;

 (b)  No Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action     or omission of such Party or any representative, agent, employee or independent contractor thereof; and

 (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

 ARTICLE 9

MISCELLANEOUS PROVISIONS

 9.1 Expenses. Buyer and Seller will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.  Neither Buyer nor Seller will charge any of his expenses to the Company or seek reimbursement from the Company for any of his expenses.

 9.2 Survival.  The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

 9.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the Parties at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

 9.4 Waiver of Compliance; Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance.

 9.5 No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a Party hereto and his respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

 9.6 Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Seller: In care of Michael F. Manion 1576 Bella Cruz Drive, Suite 322 The Villages FL 32159 Telephone: (352)750-0751 Facsimile: (407) 386-3004 E-Mail: mfmanion@msn.com

If to Buyer:

In care of Peter B. Hirshfield, Esq.

Hirshfield Law

1035 Park Avenue, Suite 7B

New York NY 10028-0912

Telephone: (646) 827-9362

Facsimile: (646) 349-1665

E-Mail:    phirshfield@hirshfieldlaw.com

or to such other person or address as Buyer will furnish to Seller in writing in accordance with this subsection.

 9.7 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by Seller without the prior written consent of Buyer.

 9.8 Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

 9.9 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

 9.10 Facsimile and Scanned Execution. Receipt by either Party of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other Party or manually signed and then sent by facsimile transmission to the other Party shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

 9.11 Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

 9.12 Entire Agreement.  This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

 9.13 Definition of material adverse effect.  "material adverse effect" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties, liabilities or prospects of that party taken as a whole; provided, however, that a material adverse effect will not be deemed to include (i) changes as a result of the announcement of this Agreement or the transactions contemplated hereby, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

 [Signatures Immediately Follow]

Seller:

/s/Michael F. Manion__

 Michael F. Manion

     /s/Ivo Heiden________

 Ivo Heiden

     /s/Richard Rubin______

 Richard Rubin

Buyer:

Hirsch Capital Corp.

By:___/s/W. Benjamin Garst, Jr.

Name: W. Benjamin Garst, Jr.

 Title: President

Annex A

To

Securities Purchase Agreement

The Seller

Name of Seller	Type of Entity and State of Organization	Address

Michael F. Manion	N/A	1526 Bella Cruz Drive Suite 322 The Villages FL 32159
Ivo Heiden	N/A	90 John Street Suite 626 New York NY 10038
Richard Rubin	N/A	90 John Street Suite 626 New York NY 10038

 Annex B

To

Securities Purchase Agreement

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

UROMED CORPORATION

It is hereby certified that:

 1. The present name of the corporation (the "Corporation") is Uromed Corporation, which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is January 25, 2005.

 2. The certificate of incorporation of the Corporation as heretofore amended is hereby further amended by changing the name of the Corporation from Uromed Corporation to St. Lawrence Energy Corp. so that Article I shall read in its entirety as follows:

 Article I

 The name of the Corporation is St. Lawrence Energy Corp.

 3. The amendment of the certificate of incorporation herein certified has been duly adopted by the Board of Directors and approved by the stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on December 20, 2007

 ________________________________

 Name:

 Title:

Annex 1.2

 To

Securities Purchase Agreement

The Purchased Securities

Name of Seller	Purchased Securities Owned	Number of Shares

Michael F. Manion	Common Stock	96,667
Michael F. Manion	Series A Preferred Stock	10,000
Ivo Heiden	Common Stock	91,119
Ivo Heiden	Series A Preferred Stock	10,000
Richard Rubin	Common Stock	90,445
Richard Rubin	Series A Preferred Stock	10,000

Annex 2.1(c)

To

Securities Purchase Agreement

Wire Transfer Instructions

Michael F. Manion

Amount: $270,000

Instructions furnished separately

Ivo Heiden

Amount: $265,000

Instructions furnished separately

Harvester Corp. (Richard Rubin)

Amount: $265,000

Annex 2.1(e)

To

Securities Purchase Agreement

New Directors and Officers

Name of Individual	Position to be Appointed to

Robert Mitchel	Director, President, Chief Executive Officer, Chief Financial Officer and Secretary
W. Benjamin Garst, Jr.	Director
Anthony Mantinez	Director

 Annex 3.1

To

Securities Purchase Agreement

Disclosure Schedule

This disclosure schedule is divided into sections that correspond to the Sections under Article 3 of the Stock Purchase Agreement. This Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of the representations and warranties made under Article 3 of the Stock Purchase Agreement.

3.2 Corporate Organization, etc.

The Sellers make representation that disclosure contained under this Section is true and accurate except that the Company has not filed to do business as a foreign corporation in New York. The Company is licensed to do business in Delaware. No other exemptions applicable to this Section.

3.3  Capitalization.

The Sellers make representation that disclosure contained under this Section is true and accurate. The Company does not have any subsidiary. No exemptions applicable to this Section.

3.4  Authorization.

The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.5  Non-Contravention.

(a)  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

(b)  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

(c)  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

(d)  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.6 Consents and Approvals.

The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.7 Commission Filings; Financial Statements.

(a) The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

(b) The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.8 Absence of Undisclosed Liabilities.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.9 Absence of Certain Changes.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.10 No Liabilities.  The Company does not have any Liabilities, except for those which will be paid and discharged at the Closing by Seller. The Sellers make representation that disclosure contained under this Section is true and accurate.

3.11 No Assets.  As of the Closing, the Company has no assets ("Assets") or operations of any kind. The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.12 Litigation.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.13 Contracts and Commitments; No Default.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.14 No Broker or Finder.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.15 Intercompany And Affiliate Transactions; Insider Interests.

The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.16 Compliance with Law; Permits and Other Operating Rights.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.17 Books and Records.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

3.18 Business Generally; Accuracy of Information.  The Sellers make representation that disclosure contained under this Section is true and accurate. No exemptions applicable to this Section.

The Sellers represent that no material adverse change have occurred in the business, financial condition, prospects, assets or operations of the Company since September 30, 2007.

Seller:

___________________________

 Michael F. Manion

___________________________

 Ivo Heiden

___________________________

 Richard Rubin

Annex 6.4(b)

To

Securities Purchase Agreement

SELLER INDEMNIFICATION AGREEMENT

 This Indemnification Agreement (this "Agreement") is made as of December 20, 2007, by and between Michael F. Manion, Ivo Heiden and Richard Rubin (collectively, the "Indemnitor") and Hirsch Capital Corp, a California corporation ("HCC”).

 WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of the date hereof by and between the Indemnitor, as Seller, and HCC, as Buyer, the Indemnitor has agreed to sell and transfer to HCC 278,231 Common Shares and 30,000 Preferred A Shares, and HCC has agreed to purchase and accept from the Indemnitor the Purchased Securities for an aggregate Purchase Price of Eight Hundred Thousand Dollars ($800,000); and

 WHEREAS, as a condition to the Closing of the purchase and sale of the Purchased Securities, the Indemnitor has agreed to execute and deliver this Agreement to HCC, and;

 WHEREAS, the Indemnitor wishes to provide this Agreement for indemnification of and the reimbursement of expenses to HCCor any of its officers, directors, shareholders, agents, affiliates or their respective successors and assigns (collectively, the "Indemnitee") to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW THEREFORE, the Indemnitor and HCC agree as follows:

 1. The Indemnitor agrees that if the Indemnitee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of: (a) any action or omission of the Indemnitor or any officer, director, employee, counsel, accountant or other agent of the Company from and after the Company emerged from bankruptcy on January 19, 2005 and on or prior to the date of the Closing or (b) the inaccuracy or incompleteness of the representations and warranties of the Indemnitor set forth in the Securities Purchase Agreement, the Indemnitee shall be indemnified and held harmless by the Indemnitor to the fullest extent permitted or authorized by applicable law, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively "Expenses") reasonably incurred or suffered by the Indemnitee in connection therewith.

 2. The Indemnitor shall reimburse to the Indemnitee to the extent permitted by law all reasonable costs and expenses incurred by the Indemnitee in connection with a Proceeding within 30 days after receipt by the Indemnitor of a written request, with appropriate documentation, for such expense. Such request shall include an undertaking the Indemnitee to repay the amount of such reimbursement if it shall ultimately be determined that they are not entitled to be indemnified against such costs and expenses.

 3. Promptly after receipt by the Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which the Indemnitee is entitled to indemnity hereunder, the Indemnitee or a representative of the Indemnitee shall notify the Indemnitor in writing of such claim or the commencement of such Proceeding, and the Indemnitor shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to the Indemnitee and (iii) pay the reasonable fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Indemnitee, at its own expense, shall be entitled to employ counsel separate from counsel for the Indemnitor and from any other party in such action; provided, however, if the Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Indemnitor not advisable or if the Indemnitor fails to employ counsel to assume the defense of such Proceeding, the reasonable fees and disbursements of such separate counsel for the Indemnitee shall be paid by the Indemnitor to the extent permitted by law; provided, further, however, that the Indemnitor shall not be required to pay for more than one such separate counsel for the Indemnitee.  In addition, the Indemnitee shall give the Indemnitor such information and cooperation with regard to such Proceeding as the Indemnitor may reasonably require and as shall be in the Indemnitee's power.

 4. The Indemnitor shall not be required to indemnify the Indemnitee against settlements entered into without the consent of the Indemnitor.  The Indemnitor shall not settle any Proceeding in any manner that would impose any penalty, limitation or admission on the Indemnitee without the Indemnitee's written consent.  Neither the Indemnitor nor the Indemnitee shall unreasonably withhold or delay its or his consent to any proposed settlement.

 5. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Both the Indemnitor and the Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Indemnitor from indemnifying the Indemnitee under this Agreement or otherwise.

 6. If the Indemnitee has not received full indemnification within 30 days after making a written demand on the Indemnitor for indemnification, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Indemnitor hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6 shall be in addition to any other remedies available to the Indemnitee in law or equity.

 7. It shall be a defense to any action brought by the Indemnitee against the Indemnitor to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Indemnitor to indemnify the Indemnitee for the amount claimed.  In connection with any such action or any determination by the Indemnitor as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Indemnitor.  Neither the failure of the Indemnitor to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimants is proper under the circumstances because they have met the standard of conduct set forth in applicable law, nor an actual determination by the Indemnitor that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere,or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

 8. The Indemnitor shall indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification of Expenses by the Indemnitor under this Agreement or any other agreement or under applicable law.  In addition, the Indemnitor shall, if so requested by the Indemnitee, reimburse the foregoing Expenses to the Indemnitee.

 9. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  The indemnification rights afforded to the Indemnitee under this Agreement are contract rights.

 10. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

 11. In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, which shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

 12. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Indemnitor and the Indemnitee and their respective successors, assigns, spouses, heirs, and personal and legal representatives.

 13. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

 14.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

 15. This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

 16. Receipt by either the Indemnitor or the Indemnitee of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other or manually signed and then sent by facsimile transmission to the other shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

 17. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

If to the Indemnitor: In care of Michael F. Manion 1576 Bella Cruz Drive, Suite 322 The Villages FL 32159 Telephone: (352)750-0751 Facsimile: (407) 386-3004 E-Mail: mfmanion@msn.com

If to the Indemnitee:

In care of Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Telephone: (646) 827-9362

Facsimile: (646)  349-1665

E-Mail:       phirshfield@hirshfieldlaw.com

Notice of change of address shall be effective only when done in accordance with this Section 17. All notices complying with this Section 17 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

18. The obligations of Indemnitor are joint and several.

19. The obligations of Indemnitor shall relate only to Expenses accrued prior to 11:59 PM Eastern Time on December 19, 2008, whether or not reimbursement is sought for such Expenses until after such time and whether or not such Expenses are then due and payable.  In an analogy to insurance contracts, the obligations of Indemnitor relate to "claims incurred" rather than to "claims made".

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

_______________________

 Michael F. Manion

_______________________

 Ivo Heiden

_______________________

 Richard Rubin

Annex 6.5

to

Stock Purchase Agreement

Adverse Changes.

 The Sellers represent that no material adverse change have occurred in the business, financial condition, prospects, assets or operations of the Company since September 30, 2007.

Seller:

___________________________

 Michael F. Manion

___________________________

 Ivo Heiden

___________________________

 Richard Rubin

Annex 7.4(b)

To

Securities Purchase Agreement

BUYER INDEMNIFICATION AGREEMENT

 This Indemnification Agreement (this "Agreement") is made as of December 20, 2007, by and between Hirsch Capital Corp., a California corporation (the "Indemnitor")and Michael F. Manion, Ivo Heiden and Richard Rubin (collectively, "Seller").

 WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of the date hereof by and among the Seller, as Seller, Indemnitor, as Buyer, and the Escrow Agent (as such term and other capitalized terms used in this Agreement without definition are defined in the Securities Purchase Agreement), Seller has agreed to sell and transfer to Indemnitor 278,231 Common Shares and 30,000 Preferred A Shares, and Indemnitor has agreed to purchase and accept from Seller the Purchased Securities for an aggregate Purchase Price of Eight Hundred Thousand Dollars ($800,000); and

 WHEREAS, as a condition to the Closing of the purchase and sale of the Purchased Securities, the Indemnitor has agreed to execute and deliver this Agreement to Seller, and;

 WHEREAS, the Indemnitor wishes to provide this Agreement for indemnification of and the reimbursement of expenses to Seller or any of its officers, directors, shareholders, agents, affiliates or their respective successors and assigns (collectively, the "Indemnitee") to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW THEREFORE, the Indemnitor and Seller agree as follows:

 1. The Indemnitor agrees that if the Indemnitee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of: (a) any action or omission of the Indemnitor or any officer, director, employee, counsel, accountant or other agent of the Company on or prior to the date of the Closing or (b) the inaccuracy or incompleteness of the representations and warranties of the Indemnitor set forth in the Securities Purchase Agreement, the Indemnitee shall be indemnified and held harmless by the Indemnitor to the fullest extent permitted or authorized by applicable law, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively "Expenses") reasonably incurred or suffered by the Indemnitee in connection therewith.

 2. The Indemnitor shall reimburse to the Indemnitee to the extent permitted by law all reasonable costs and expenses incurred the Indemnitee in connection with a Proceeding within 30 days after receipt by the Indemnitor of a written request, with appropriate documentation, for such expense. Such request shall include an undertaking the Indemnitee to repay the amount of such reimbursement if it shall ultimately be determined that they are not entitled to be indemnified against such costs and expenses.

 3. Promptly after receipt by the Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which the Indemnitee is entitled to indemnity hereunder, the Indemnitee or a representative of the Indemnitee shall notify the Indemnitor in writing of such claim or the commencement of such Proceeding, and the Indemnitor shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to the Indemnitee and (iii) pay the reasonable fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Indemnitee, at its own expense, shall be entitled to employ counsel separate from counsel for the Indemnitor and from any other party in such action; provided, however, if the Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Indemnitor not advisable or if the Indemnitor fails to employ counsel to assume the defense of such Proceeding, the reasonable fees and disbursements of such separate counsel for the Indemnitee shall be paid by the Indemnitor to the extent permitted by law; provided, further, however, that the Indemnitor shall not be required to pay for more than one such separate counsel for the Indemnitee.  In addition, the Indemnitee shall give the Indemnitor such information and cooperation with regard to such Proceeding as the Indemnitor may reasonably require and as shall be in the Indemnitee's power.

 4. The Indemnitor shall not be required to indemnify the Indemnitee against settlements entered into without the consent of the Indemnitor.  The Indemnitor shall not settle any Proceeding in any manner that would impose any penalty, limitation or admission on the Indemnitee without the Indemnitee's written consent.  Neither the Indemnitor nor the Indemnitee shall unreasonably withhold or delay its or his consent to any proposed settlement.

 5. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Both the Indemnitor and the Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Indemnitor from indemnifying the Indemnitee under this Agreement or otherwise.

 6. If the Indemnitee has not received full indemnification within 30 days after making a written demand on the Indemnitor for indemnification, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Indemnitor hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6 shall be in addition to any other remedies available to the Indemnitee in law or equity.

 7. It shall be a defense to any action brought by the Indemnitee against the Indemnitor to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Indemnitor to indemnify the Indemnitee for the amount claimed.  In connection with any such action or any determination by the Indemnitor as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Indemnitor.  Neither the failure of the Indemnitor to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimants is proper under the circumstances because they have met the standard of conduct set forth in applicable law, nor an actual determination by the Indemnitor that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere,or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

 8. The Indemnitor shall indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification of Expenses by the Indemnitor under this Agreement or any other agreement or under applicable law. In addition, the Indemnitor shall, if so requested by the Indemnitee, reimburse the foregoing Expenses to the Indemnitee.

 9. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  The indemnification rights afforded to the Indemnitee under this Agreement are contract rights.

 10. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

 11. In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, which shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

 12. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Indemnitor and the Indemnitee and their respective successors, assigns, spouses, heirs, and personal and legal representatives.

 13. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

 14.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

 15. This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

 16. Receipt by either the Indemnitor or the Indemnitee of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other or manually signed and then sent by facsimile transmission to the other shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

 17. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

If to the Indemnitee: In care of Michael F. Manion 1576 Bella Cruz Drive, Suite 322 The Villages FL 32159 Telephone: (352)750-0751 Facsimile: (407) 386-3004 E-Mail: mfmanion@msn.com

If to the Indemnitor:

In care of Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Telephone: (646) 827-9362

Facsimile: (646)  349-1665

E-Mail:       phirshfield@hirshfieldlaw.com

Notice of change of address shall be effective only when done in accordance with this Section 17. All notices complying with this Section 17 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

18. The obligations of Indemnitor are joint and several.

19. The obligations of Indemnitor shall relate only to Expenses accrued prior to 11:59 PM Eastern Time on December 19, 2008, whether or not reimbursement is sought for such Expenses until after such time and whether or not such Expenses are then due and payable.  In an analogy to insurance contracts, the obligations of Indemnitor relate to "claims incurred" rather than to "claims made".

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Hirsch Capital Corp.

By:____________________________

 Name: W. Benjamin Garst, Jr.

 Title: President